UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2022

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement
On March 24, 2022, Trimble Inc. (the “Company”) entered into a Credit Agreement, by and among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provides for an unsecured revolving loan facility in the aggregate principal amount of $1.25 billion. As of March 24, 2022, there were no revolving loans outstanding under the Credit Agreement. The Credit Agreement replaces the Company’s prior Credit Agreement, dated as of May 15, 2018, as amended, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Prior Credit Agreement”), which was terminated concurrently with entering into the Credit Agreement, as disclosed below under Item 1.02.
The Credit Agreement permits the Company to increase the commitments for revolving loans in an aggregate principal amount of up to $500.0 million. Incremental loans are subject to the satisfaction of certain conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders.
Use of Proceeds. The proceeds of the revolving loans under the Credit Agreement may be used by the Company for working capital and general corporate purposes, including the financing of acquisitions.
Borrowings and Repayments. The Company may borrow, repay and reborrow funds under the revolving facility until its maturity on March 24, 2027, at which time such revolving facility will terminate, and all outstanding loans under such facility, together with all accrued and unpaid interest, must be repaid. Revolving loans may be prepaid and revolving loan commitments may be permanently reduced by the Company in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs for certain types of loans.
Fees and Interest Rates. Amounts not borrowed under the revolving facility will be subject to a commitment fee, to be paid quarterly in arrears, ranging from 0.075% to 0.275%, depending on either the Company’s credit rating at such time or the Company’s leverage ratio as of its most recently ended fiscal quarter, whichever results in more favorable pricing to the Company. The Company is also obligated to pay other customary closing fees, arrangement fees and administration fees for a credit facility of this size and type.
Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either: (a) the alternate base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the federal funds rate then in effect, plus 0.50% per annum, (iii) an adjusted term SOFR rate determined on the basis of a one-month interest period, plus 1.00%, and (iv) 1.00%, in each case, plus a margin of between 0.00% and 0.750%; (b) an adjusted term SOFR rate (based on one or three month interest periods), plus a margin of between 0.875% and 1.750%; (c) an adjusted SONIA rate, plus a margin of between 0.875% and 1.750%; or (d) an adjusted EURIBOR rate (based on one, three or six-month interest periods), plus a margin of between 0.875% and 1.750%. The applicable margin in each case is determined based on either the Company’s credit rating at such time or the Company’s leverage ratio as of its most recently ended fiscal quarter, whichever results in more favorable pricing to the Company. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate, monthly in arrears with respect to borrowing bearing interest at the SONIA rate, or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the term SOFR rate or EURIBOR rate.
Under the Credit Facility, the commitment fee and interest rates are subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified sustainability targets with respect to greenhouse gas emissions reductions and gender diversity. Such upward or downward sustainability adjustments may be up to 0.01% per annum in the case of the commitment fee and up to 0.05% per annum in the case of the interest rate margins.
Representations; Covenants. The Credit Agreement contains various customary representations and warranties by the Company, which include customary materiality, material adverse effect and knowledge qualifiers. The Credit Agreement contains customary affirmative and negative covenants including, among other requirements, negative covenants that restrict the Company’s and its subsidiaries’ ability to create liens and enter into sale and leaseback transactions, and that restrict the ability of the subsidiaries to incur indebtedness. Further, the Credit Agreement contains financial covenants that require the maintenance of maximum leverage and minimum interest coverage ratios.
Events of Default. The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breach of covenants, inaccuracy of representations and warranties, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control. If any principal is not paid when due, interest on such amount will accrue at an increased rate. Upon the occurrence and during the continuance of an event of default, the lenders may accelerate the Company’s obligations under the Credit Agreement; however, that acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.
Item 1.02 Termination of a Material Definitive Agreement.
On March 24, 2022, in connection with the Company’s entry into the Credit Agreement, the Company terminated all revolving loan commitments under the Prior Credit Agreement. On such date, no loans were outstanding under the Prior Credit Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated March 24, 2022, by and among Trimble Inc., the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

104	The cover page from this Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: March 30, 2022	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel